                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

             STATEMENT FROM EMPIRE RESORTS, INC.: NY COURT AFFIRMS
         NATIVE AMERICAN GAMING IN NEW YORK STATE BUT DECLARES CURRENT
                          LEGISLATION UNCONSTITUTIONAL

(MONTICELLO,  NY July 8, 2004) Empire  Resorts,  Inc.  announced  today that the
Third Judicial  Department of New York State Supreme Court's appellate  division affirmed the legality of legislation  passed in 2001 authorizing Native American casinos in New York State under the New York  constitution  and federal law. The
Court also  affirmed the argument that video gaming  machines  (VGM's) are to be treated as  lotteries  under New York State penal law.  However,  the Court held unconstitutional  the law authorizing New York State racetracks to engage in VGM operations  because  of the  revenue  allocations  used in  conducting  such VGM operations,  finding that net proceeds from the VGM's  dedicated to horsemen and breeders violated the  constitutional  mandate that such funds be applied solely for educational purposes.

In partnership with the Cayuga Nation of New York, Empire has announced plans to construct  and  operate a $500  million  resort and casino on land  adjacent  to
Monticello Raceway,  located just 90 miles north of New York City.  Commencement of the project will require federal and State approvals, which are pending. When opened,  the facility will include  3,000 slot  machines,  200 table games,  six restaurants,  retail  shops,  and a  600-person  show  lounge.  The Company also operates  Mighty M Gaming,  a facility  which hosts 1743 VGM's.  The Company has been  advised by the New York Lottery  that it is  evaluating  the impact of the decision and the State's  options,  include an appeal of the decision to the New
York State  Court of  Appeals  and a  legislative  solution  that would  address payments to the horsemen and breeders.

No  assurance  can be given that any  curative  legislation,  if  adopted,  will maintain the existing revenue allocations for our VGM program.

About Empire Resorts, Inc.

Empire  Resorts,  Inc.  is  involved  in the  development  of  legal  gaming  at
Monticello  Raceway  which is  located  90 miles  north of New York  City and is within  convenient  driving  distance of an  estimated  23 million  people.  The
Company  opened Mighty M Gaming at Monticello  Raceway on June 30, 2004. The new
facility  features 1,743 video gaming  machines and amenities such as a 350 seat buffet  and  live  nightly  entertainment  (see  www.mightymgaming.net  for more information).  In addition to the Mighty M, Empire Resorts' partner,  the Cayuga
Nation of New York, has submitted an application to the United States Department
of  the  Interior,   Bureau  of  Indian   Affairs  (BIA)  for  the  transfer  of
approximately  30 acres of land  adjacent  to the  Raceway to the United  States
Government to be held in trust for the Cayuga Nation of New York for purposes of building a $500  million  "Class III"  Native  American  casino and resort.  The
Nation's  application  is currently in the final stages of review by the BIA. On
June 10,  2004,  Governor  George E.  Pataki and the  Cayuga  Nation of New York
signed an  agreement  that  contains  key  provisions  that advance the proposed
development  of  the  Cayuga  Catskill  Resort.   For  more  information   visit
www.empireresorts.com.

Statements in this press release  regarding the Company's  business that are not historical  facts  are  "forward-looking  statements"  that  involve  risks  and uncertainties,  including  the  need for  regulatory  approvals,  financing  and successful completion of construction. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private  Securities  Litigation  Reform Act of 1994, and as
such,  speak only as of the date made.  To the extent the  content of this press release  includes  forward-looking  statements,  they involve  various risks and uncertainties  including (i) the risk that various  approvals  necessary for the projects  described  herein and required to be obtained  from the United  States
Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission,  the
Governor of the State of New York and  various  other  federal,  State and local governmental  entities are not received,  (ii) the risk that financing necessary for the proposed  programs or projects may not be able to be obtained because of credit factors,  market conditions or other  contingencies,  (iii) the risk that the Cayuga Nation may exercise  certain broad rights with regard to  termination of its agreements  with the Company (iv) the risk of  non-compliance  by various counterparties  of the related  agreements,  and (v) general risks affecting the
Company as described from time to time in it's reports filed with the Securities and Exchange Commission.  For a full discussion of such risks and uncertainties, which  could  cause  actual  results  to  differ  from  those  contained  in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or
Form 10-K for the most recently ended fiscal year.

Contact:
     Empire Resorts, Inc.
     Charles Degliomini
     845-794-4100 x 470 -o-
     516-263-6600 - cel
     cdegliomini@empireresorts.com